[LOGO] COAST
       FINANCIAL
       HOLDINGS, INC.                 [LOGO] THE CEREGHINO GROUP
Contacts:                             CORPORATE INVESTOR RELATIONS
Brian P. Peters, President and CEO    5333 15TH AVENUE SOUGH, SUITE 1500
bpeters@coastbankflorida.com          SEATTLE, WA 98108
941-752-5900                          206.762.0993
                                      www.stockvalues.com
Brian F. Grimes, EVP and CFO          -------------------
bgrimes@coastbankflorida.com
941-752-5900



  COAST FINANCIAL HOLDINGS REPORTS RECORD FIRST QUARTER RESULTS
  -------------------------------------------------------------
          RELOCATES HEADQUARTERS TO DOWNTOWN BRADENTON
          --------------------------------------------

Bradenton, Florida - April 22, 2005 - Coast Financial Holdings, Inc. (Nasdaq: CFHI), parent company of Coast Bank of Florida, today reported that strong loan and deposit growth contributed to a 29% increase in net interest income for the first quarter ended March 31, 2005, compared to the first quarter of 2004. Coast reported net income of $77,000, or $0.02 per diluted share in the first quarter of 2005, compared to $9,000, or $0.01 per diluted share in the first quarter of 2004.

"We have generated both top and bottom line improvements, with revenues increasing 21%, loans expanding 37% and net income improving eight-fold from year ago levels," said Brian Peters, President and Chief Executive Officer. "We continue to focus on growing our franchise in key markets. During the first quarter we began the process of opening branches in Pinellas County, with two new branches in the St. Petersburg area. In addition, we announced plans to add 36 new stand alone kiosk ATM locations in Pinellas, Manatee and Sarasota Counties. Recently, we opened our third branch in Pinellas County in Kenneth City and moved our corporate offices to downtown Bradenton. We anticipate opening our fourth Pinellas County branch in Seminole by the end of May. These investments will increase costs in 2005 but we are confident they will contribute to future earnings."

Income Statement Review

Revenues (net interest income before the provision for loan losses plus other operating income) for the quarter ended March 31, 2005 increased 21% to $3.5 million, compared to $2.9 million for the first quarter of 2004. For the quarter, net interest income, a basic measure of bank profitability, grew 29% to $3.0 million, compared to $2.3 million in the like quarter of 2004. Net interest margin was 3.23% for the 2005 first quarter, compared to net interest margin of 3.24% for the fourth quarter of 2004, and net interest margin of 3.60% for the first quarter of 2004. "We experienced a compression in out net interest margin compared to the first quarter of 2004 as a result of exiting our high risk, high yielding car loan portfolio early last year. We are confident that with better management of our cost of funds we will be able to expand our margin going forward," said Peters.

Non-interest income for the first quarter was $527,000, compared to $587,000 for the first quarter of 2004 and $641,000 for the fourth quarter of 2004. Non-interest expense increased by 18% to $3.0 million, compared to $2.5 million in the first quarter a year ago, due to the increased staffing and occupancy expenses associated with the Bank's expansion.

"We have recently relocated our corporate offices to Coast Financial Center, a six-story building we purchased last year. This new building gives us a very visible presence in downtown Bradenton, and we will be able to consolidate all of our administrative and corporate operations to one facility, from the two widely separated offices currently in use. The consolidation should also provide us with operational efficiencies going forward," said Peters. "We opened a branch office on the ground floor of Coast Financial Center in May of last year, and it is ahead of plan regarding attracting new deposits."

The Coast Financial Center building is located at 1301 6th Avenue
West in Bradenton. It will house all operational departments as well as a Coast branch on the main level and a two-lane stand-alone drive-thru.

The company still owns the Operations Center on Cortez Road, of which Coast Residential Division occupies half. The company has leased the other half of the building to a tenant who has the option to purchase the building, at which time the bank would then lease back half of the building to keep the Residential Lending division in place. The Cortez Road building was originally purchased in November 2002.

                             (more)

CFHI - First Quarter Earnings
April 22, 2005
Page 2 of 6

Balance Sheet Review

Assets increased 39% to a record $424 million at March 31, 2005, compared to $304 million a year earlier. Book value increased to $9.27 per share at March 31, 2005, from $9.06 per share a year earlier.

Coast Financial increased its net loans 37%, to $323 million at March 31, 2005, from $235 million a year ago. "Over the past 12-months, we have expanded our loan portfolio and anticipate that because of the high growth throughout the Tampa Bay market, we should be able to continue at that rate this year," said Peters. "The economy across the Tampa Bay market remains strong. This loan demand has been funded by deposit growth at both our new and existing branches."

Commercial real estate loans grew 74% and now comprise 34% of Coast's net loan portfolio at March 31, 2005, compared to 27% a year earlier. Residential construction and land loans grew 50% and now account for 49% of net loans, compared to 45% at March 31, 2004.

Non-performing assets totaled $1.4 million, or 0.34% of total assets, compared to $1.5 million, or 0.38% of total assets at December 31, 2004, and $1.9 million, or 0.61% of total assets at March 31, 2004. The allowance for loan losses was $3.0 million, or 0.94% of total loans outstanding, at March 31, 2005, compared to $3.2 million, or 1.35% of total loans outstanding, a year earlier. "The decrease in allowance for loan losses was due to the write off of certain loans in 2004 that had been provided for at the end of 2003" said Peters. Consequently, the ratio of net charge-offs to average loans outstanding improved 21 basis points to 0.29% at March 31, 2005, compared to 0.50% a year ago.

Core deposits, comprised of checking, savings and money market accounts, increased 46% to $125 million compared to $85 million a year ago. Certificate of deposits accounts have increased 36% to $221 million from $163 million at March 31, 2004. "Through our branch expansion, we are focusing on building core deposits, which provide lower cost funds needed for profitable loan growth," Peters added. "We are also introducing relationship checking products to expand our cross sell activities designed to garner new core deposits."

About the Company

As of March 31, 2005, Coast Financial Holdings, Inc. had $424 million in total assets and through its banking subsidiary, Coast Bank of Florida (www.coastfl.com), operates nine full-service banking locations in Manatee and Pinellas County, Florida. Coast Bank of Florida is a general commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in Bradenton, Palmetto, Longboat Key and St. Petersburg. Through an arrangement with Raymond James Financial Services, Inc., Coast Bank makes asset and investment management services and insurance products available to its customers.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management's plans, strategies, and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as "believe," expect," anticipate," project," and conditional verbs such as "may," "could," and "would," and other similar expressions or verbs. Such forward-looking statements reflect management's current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company's ability to successfully open and operate new branches and collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company's Form 10-KSB for the fiscal year ended December 31, 2003 and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

                         (tables follow)

CFHI - First Quarter Earnings
April 22, 2005
Page 3 of 6

           COAST FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

           Condensed Consolidated Statements of Earnings
             ($ in thousands, except per share amounts)



                                                              Quarter Ended
                                                -----------------------------------------
                                                 Mar 31,        Dec 31,        Mar 31,
                                                   2005           2004           2004
                                                -----------   ------------   ------------
                                                (Unaudited)                   (Unaudited)
Interest income:
        Loans                                 $       4,841          4,555          3,604
        Securities                                      452            354            238
        Other interest-earning assets                     7             10             12
                                                -----------   ------------   ------------
                Total interest income                 5,300          4,919          3,854
                                                -----------   ------------   ------------

Interest expense:
        Deposits                                      2,155          2,018          1,471
        Borrowings                                      174             97             85
                                                -----------   ------------   ------------
                Total interest expense                2,329          2,115          1,556
                                                -----------   ------------   ------------

                Net interest income                   2,971          2,804          2,298

Provision for loan losses                               360            176            329
                                                -----------   ------------   ------------

                Net interest income after
                provision for loan losses             2,611          2,628          1,969
                                                -----------   ------------   ------------

Noninterest income:
        Service charges on deposit accounts             122            114             96
        Gain on sale of loans held for sale             441            428            283
        Net loan servicing costs                          -              -            (58)
        Asset management (costs) fees                     -             (2)            71
        Other service charges and fees (costs)          (32)            50            190
        Other                                            (4)            52              6
                                                -----------   ------------   ------------
                Total noninterest income                527            642            588
                                                -----------   ------------   ------------

Noninterest expenses:
        Employee compensation and benefits            1,600          1,527          1,330
        Occupancy and equipment                         407            374            335
        Data processing                                 211            225            248
        Professional fees                                97             67            176
        Telephone, postage and supplies                 234            172            138
        Advertising                                     157            102             97
        Other                                           300            273            218
                                                -----------   ------------   ------------
                Total noninterest expenses            3,006          2,740          2,542
                                                -----------   ------------   ------------

                Earnings before income taxes            132            530             15

Income taxes                                             55            212              6
                                                -----------   ------------   ------------

                Net earnings                             77            318              9

        Earnings per share, basic and diluted  $       0.02           0.08           0.00
                                                ===========   ============   ============
Weighted-average number of common shares
  outstanding, basic                              3,757,597      3,756,050      3,740,032
                                                ===========   ============   ============

Weighted-average number of common shares
  outstanding, diluted                            3,824,974      3,814,676      3,740,032
                                                ===========   ============   ============

CFHI - First Quarter Earnings
April 22, 2005
Page 4 of 6

                COAST FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

                   Condensed Consolidated Balance Sheets
                ($ in thousands, except per share amounts)

                                                 March 31,    December 31,     March 31,
                                                   2005           2004           2004
                                                -----------   ------------   ------------
                                                (Unaudited)                   (Unaudited)

       Assets

Cash and due from banks                       $       9,580          7,122          8,362
Federal funds sold                                    6,908              -         16,065
                                                -----------   ------------   ------------
                 Cash and cash equivalents           16,488          7,122         24,427

Securities available for sale                        56,683         55,490         27,686
Loans, net of allowance for loan losses of
  $3,040, $2,901 and $3,212                         323,416        297,725        235,347
Federal Home Loan Bank stock, at cost                 1,315            573            854
Premises and equipment, net                          20,420         18,358          9,616
Accrued interest receivable                           1,616          1,478          1,263
Deferred income taxes                                 1,909          1,846          2,417
Loan servicing rights                                     -              -          1,105
Other assets                                          1,852          2,031          1,019
                                                -----------   ------------   ------------
                 Total assets                 $     423,699        384,623        303,734
                                                ===========   ============   ============

        Liabilities and Stockholders' Equity

Liabilities:
        Noninterest-bearing demand deposits          31,802         25,485         25,356
        Savings, NOW and money-market deposits       92,992         99,394         60,125
        Time deposits                               221,468        201,410        162,827
                                                -----------   ------------   ------------
                        Total deposits              346,262        326,289        248,308

        Federal Home Loan Bank advances              16,100          1,000          2,500
        Federal funds purchased                           -          3,790              -
        Other borrowings                             23,484         15,867         16,148
        Other liabilities                             3,005          2,729          2,820
                                                -----------   ------------   ------------

                 Total liabilities                  388,851        349,675        269,776
                                                -----------   ------------   ------------

Stockholders' equity:
        Preferred stock, $0.01 par value;
          5,000,000 shares authorized,                    -              -              -
          no shares issued and outstanding
        Common stock, $5 par value;
          20,000,000 shares authorized,
          3,757,650, 3,756,050 and 3,747,450
          shares issued and outstanding in
          2005, December 2004 and March 2004         18,788         18,780         18,737
        Additional paid-in capital                   19,456         19,448         19,404
        Accumulated deficit                          (3,147)        (3,224)        (4,046)
        Accumulated other comprehensive
          income (loss)                                (249)           (56)          (137)
                                                -----------   ------------   ------------
                 Total stockholders' equity          34,848         34,948         33,958
                                                -----------   ------------   ------------

                 Total liabilities and
                   stockholders' equity        $    423,699        384,623        303,734
                                                -----------   ------------   ------------


CFHI - First Quarter Earnings
April 22, 2005
Page 5 of 6


ADDITIONAL FINANCIAL INFORMATION
(in thousands)

                                                Mar 31, 2005   Dec 31, 2004   Mar 31, 2004
                                                ------------   ------------   ------------
                                                (Unaudited)                   (Unaudited)
LOANS:
-----
        Commercial                              $     24,792   $     32,020   $     30,829
        Commercial real estate                       111,032         99,955         63,800
        Installment                                   28,887         29,640         36,416
        Residential real estate                       49,947         47,157         42,184
        Residential construction                     109,775         89,716         63,624
                                                ------------   ------------   ------------
                                                     324,433        298,488        236,853

        Add (deduct):
                Deferred loan costs, net               2,023          2,138          1,706
                Allowance for loan losses             (3,040)        (2,901)        (3,212)
                                                ------------   ------------   ------------
        Loans, net                              $    323,416   $    297,724   $    235,347
                                                ============   ============   ============



NON - PERFORMING ASSETS:                        Mar 31, 2005   Dec 31, 2004   Mar 31, 2004
-----------------------                         ------------   ------------   ------------

Loans on Non - Accrual Status                   $      1,378   $      1,444   $      1,850
Delinquent Loans on  Accrual Status                        -              -              -
                                                ------------   ------------   ------------
Total Non - Performing Loans                           1,378          1,444          1,850
Real Estate Owned (REO) / Repossessed assets              42             33              2
                                                ------------   ------------   ------------
        Total Non - Performing Assets           $      1,420   $      1,477   $      1,852
                                                ============   ============   ============

Total Non - Performing Assets / Total Assets            0.34%          0.38%          0.61%


								Quarter Ended
CHANGE IN THE                                   ------------------------------------------
ALLOWANCE FOR LOAN LOSSES:                      Mar 31, 2005   Dec 31, 2004   Mar 31, 2004
-------------------------                       ------------   ------------   ------------

Balance at beginning of period                  $      2,901   $      2,839   $      3,163

Provision for loan losses                                360            176            329

Recoveries                                                80            295             12
Charge offs                                             (301)          (409)          (292)
                                                ------------   ------------   ------------
Balance at end of period                        $      3,040   $      2,901   $      3,212
                                                ============   ============   ============

Net Charge-offs / Average Loans Outstanding            0.29%          0.15%          0.50%
Allowance for Loan Losses  /
  Total Loans Outstanding                              0.93%          0.96%          1.35%
Allowance for Loan Losses /
  Non - Performing  Loans                               221%           201%           174%


CFHI - First Quarter Earnings
April 22, 2005
Page 6 of 6


                COAST FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

                          Operating Performance
                            ($ in thousands)

                                                 March 31,    December 31,     March 31,
                                                   2005           2004           2004
                                                -----------   ------------   ------------
                                                (Unaudited)                   (Unaudited)
Average loans                                 $     314,226        293,154        223,949
Average securities and deposits                      58,361         51,347         32,842
Average non - interest - earning  assets             29,510         26,371         21,536
                                                -----------   ------------   ------------
Total Average Assets                          $     402,097        370,872        278,327
                                                ===========   ============   ============

Average interest bearing deposits             $     303,209        287,365        200,086
Average borrowings                                   32,190         21,724         20,631
Average non - interest bearing liabilities           31,776         27,185         24,000
                                                -----------   ------------   ------------
Total Average Liabilities                           367,175        336,274        244,717

Total average equity                                 34,922         34,598         33,610
                                                -----------   ------------   ------------
Total Average Liabilities And Equity          $     402,097        370,872        278,327
                                                ===========   ============   ============

Interest rate yield on loans                          6.25%          6.18%          6.47%
Interest rate yield on securities and
  deposits                                            3.19%          2.82%          3.06%
        Interest Rate Yield On Interest
        Earning Assets                                5.77%          5.68%          6.04%
                                                -----------   ------------   ------------

Interest rate expense on deposits                     2.88%          2.79%          2.96%
Interest rate expense on borrowings                   2.19%          1.78%          1.66%
        Interest Rate Expense On Interest
        Bearing Liabilities                           2.82%          2.72%          2.84%
                                                -----------   ------------   ------------

Interest rate spread                                  2.95%          2.96%          3.20%
                                                ===========   ============   ============

Net interest margin                                   3.23%          3.24%          3.60%
                                                ===========   ============   ============


Other operating income / Average assets               0.53%          0.69%          0.85%

Other operating expense / Average assets              3.03%          2.94%          3.67%

Efficiency ratio (non-interest
  expense / revenue)                                 85.93%         79.51%         88.07%

Return on average assets                              0.08%          0.34%          0.01%

Return on average equity                              0.89%          3.66%          0.11%

Average equity  /  Average assets                     8.68%          9.33%         12.08%
